UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2017

TPG Specialty Lending, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-36364	27-3380000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Commerce Street, Suite 3300 Fort Worth, TX		76102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 871-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On February 1, 2017, in connection with a previously announced private offering, TPG Specialty Lending (“the Company”), issued $100 million aggregate principal amount of 4.50% Convertible Senior Notes due 2022 (the “Convertible Senior Notes”). The Convertible Senior Notes were issued pursuant to an Indenture, dated February 1, 2017 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The sale of the Convertible Senior Notes generated net proceeds of approximately $96.0 million. Aggregate estimated offering expenses in connection with the transaction, including the initial purchasers’ discount of approximately $2.8 million, were approximately $4.0 million.

On February 1, 2017 the initial purchasers notified the Company that they exercised in full the over-allotment option to purchase an additional $15 million aggregate principal amount of the Convertible Senior Notes (the “Additional Convertible Senior Notes”) granted in connection with the offering. Subject to customary closing conditions, the Additional Convertible Senior Notes are expected to be delivered and paid for on February 3, 2017.

The Company today used the net proceeds of this offering to pay down debt under its revolving credit facility.

The Convertible Senior Notes mature on August 1, 2022 (the “Maturity Date”), unless previously converted or repurchased in accordance with their terms. The Convertible Senior Notes bear interest at a rate of 4.50% per year payable semiannually in arrears on February 1 and August 1 of each year, commencing on August 1, 2017. The Convertible Senior Notes are the Company’s senior unsecured obligations and rank senior in right of payment to the Company’s future indebtedness that is expressly subordinated in right of payment to the Convertible Senior Notes; equal in right of payment to the Company’s existing and future indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness (including existing unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

Prior to the close of business on the business day immediately preceding February 1, 2022, holders may convert their Convertible Senior Notes only under certain circumstances set forth in the Indenture. On or after February 1, 2022 until the close of business on the scheduled trading day immediately preceding the Maturity Date, holders may convert their Convertible Senior Notes at any time. Upon conversion, the Company will pay or deliver, as the case may be, at its election, cash, shares of its common stock or a combination of cash and shares of its common stock. The conversion rate is initially 46.8516 shares of common stock per $1,000 principal amount of Convertible Senior Notes (equivalent to an initial conversion price of approximately $21.34 per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, if certain corporate events occur prior to the Maturity Date, the conversion rate will be increased for converting holders.

It is the Company’s current intent and policy to settle conversions through a combination of cash and shares of its common stock with a specified dollar amount of $1,000, and the Company expects to account for the Convertible Senior Notes using the treasury stock method, the effect of which is that the shares issuable upon conversion of the Convertible Senior Notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the Convertible Senior Notes exceeds their principal amount.

The Company may not redeem the Convertible Senior Notes at its option prior to maturity. No sinking fund is provided for the Convertible Senior Notes. In addition, if certain corporate events occur in respect of the Company, holders of the Convertible Senior Notes may require the Company to repurchase for cash all or part of their Convertible Senior Notes at a repurchase price equal to 100% of the principal amount of the Convertible Senior Notes to be repurchased, plus accrued and unpaid interest through, but excluding, the required repurchase date.

The Indenture contains certain covenants, including covenants requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a)(1) of the Investment Company Act of 1940, as amended, and to provide financial information to the holders of the Convertible Senior Notes and the Trustee if the Company ceases to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.

The Company offered and sold the Convertible Senior Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale by the initial purchasers to qualified institutional buyers (as defined in the Securities Act) pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement executed in connection with the sale of the Convertible Senior Notes, filed as an exhibit hereto.

The foregoing description of the Indenture and the Convertible Senior Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture (including the Form of the 4.50% Convertible Senior Notes due 2022), filed as an exhibit hereto and incorporated by reference herein.

Neither the Convertible Senior Notes nor the common stock that may be issued upon conversion thereof will be registered under the Securities Act. Neither the Convertible Senior Notes nor the common stock that may be issued upon conversion thereof may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 3.02 – Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Description

4.1	Indenture, dated as of February 1, 2017, between TPG Specialty Lending, Inc. and Wells Fargo Bank, National Association, as Trustee

4.2	Form of 4.50% Convertible Senior Note Due 2022 (included as part of Exhibit 4.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG SPECIALTY LENDING, INC. (Registrant)

Date: February 1, 2017	By:	/s/ Ian Simmonds
Ian Simmonds
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

4.1	Indenture, dated as of February 1, 2017, between TPG Specialty Lending, Inc. and Wells Fargo Bank, National Association, as Trustee

4.2	Form of 4.50% Convertible Senior Note Due 2022 (included as part of Exhibit 4.1)